                                                                   EXHIBIT 10.19

                            STOCK PURCHASE AGREEMENT

                                     among

                           SOUTHWEST WATER COMPANY,

                                   as Buyer,

                             MILTON R. DIGREGORIO,

                             BEVERLY A. DIGREGORIO

                                      and

                MILTON R. DIGREGORIO AND BEVERLY A. DIGREGORIO
                         2000 IRREVOCABLE FAMILY TRUST

                                  as Sellers


                                 April 3, 2000

                                TABLE OF CONTENTS
                                -----------------

1.       Definitions.................................................................     1

2.       Purchase and Sale of Company Shares.........................................     4

         (a)      Basic Transaction..................................................     4
         (b)      Purchase Price.....................................................     4
         (c)      The Closing........................................................     4

3.       Representations and Warranties Concerning the Transaction...................     5

         (a)      Representations and Warranties of the Sellers......................     5
         (b)      Representations and Warranties of the Buyer........................     6

4.       Representations and Warranties Concerning the Company.......................     7

         (a)      Organization, Qualification, and Corporate Power...................     7
         (b)      Capitalization.....................................................     8
         (c)      Noncontravention...................................................     8
         (d)      Brokers' Fees......................................................     8
         (e)      Title to Assets....................................................     9
         (f)      Financial Statements...............................................     9
         (g)      Events Subsequent to Most Recent Fiscal Year End...................     9
         (h)      Undisclosed Liabilities............................................    11
         (i)      Legal Compliance...................................................    11
         (j)      Tax Matters........................................................    11
         (k)      Intellectual Property..............................................    13
         (l)      Tangible Assets....................................................    15
         (m)      Inventory..........................................................    15
         (n)      Contracts..........................................................    15
         (o)      Notes and Accounts Receivable......................................    17
         (p)      Powers of Attorney.................................................    17
         (q)      Insurance..........................................................    17
         (r)      Litigation.........................................................    17
         (s)      Product Warranty...................................................    18
         (t)      Product Liability..................................................    18
         (u)      Employees..........................................................    18
         (v)      Employee Benefits..................................................    19
         (w)      Guaranties.........................................................    20
         (x)      Certain Transactions...............................................    20
         (y)      Disclosure.........................................................    21

5.       Pre-Closing Covenants.......................................................    21

         (a)      General............................................................    21
         (b)      Notices and Consents...............................................    21
         (c)      Operation of Business..............................................    21

         (d)      Preservation of Business....................................................    21
         (e)      Full Access.................................................................    22
         (f)      Notice of Developments......................................................    22
         (g)      Exclusivity.................................................................    22

6.       Post-Closing Covenants...............................................................    22

         (a)      General.....................................................................    22
         (b)      Transition..................................................................    22
         (c)      Confidentiality.............................................................    23
         (d)      Covenant Not to Compete.....................................................    23
         (e)      Continued Employment........................................................    23
         (f)      Sellers' Vehicles...........................................................    23

7.       Conditions to Obligation to Close....................................................    24

         (a)      Conditions to Obligation of the Buyer.......................................    24
         (b)      Conditions to Obligation of the Sellers.....................................    25

8.       Remedies for Breaches of This Agreement..............................................    26

         (a)      Survival of Representations, Warranties and Covenants.......................    26
         (b)      Indemnification Provisions for Benefit of the Buyer.........................    26
         (c)      Indemnification Provisions for Benefit of the Sellers.......................    26
         (d)      Indemnification Procedures..................................................    27
         (e)      Rights of Offset............................................................    29
         (f)      Other Indemnification Provisions............................................    30

9.       Tax Matters..........................................................................    30

         (a)      Section 338(h)(10) Election.................................................    30
         (b)      Tax Periods Ending on or Before the Closing Date............................    31
         (c)      Tax Periods Beginning Before and Ending After the Closing Date..............    31
         (d)      Cooperation on Tax Matters..................................................    31
         (e)      Certain Taxes...............................................................    32
         (f)      Changes in Accounting Methods...............................................    32

10.      Termination..........................................................................    32

         (a)      Termination of Agreement....................................................    32
         (b)      Effect of Termination.......................................................    33

11.      Miscellaneous........................................................................    33

         (a)      Press Releases and Public Announcements.....................................    33
         (b)      No Third-Party Beneficiaries................................................    33
         (c)      Entire Agreement............................................................    33
         (d)      Succession and Assignment...................................................    33
         (e)      Counterparts................................................................    34
         (f)      Headings....................................................................    34
         (g)      Notices.....................................................................    34

         (h)      Governing Law; Jurisdiction; Venue...................................    35
         (i)      Attorneys Fees.......................................................    35
         (j)      Amendments and Waivers...............................................    36
         (k)      Severability.........................................................    36
         (l)      Expenses.............................................................    36
         (m)      Construction.........................................................    36
         (n)      Incorporation of Exhibits and Schedules..............................    36

Schedule 1 -- Purchase Price

Disclosure Schedule -- Exceptions to Representations and Warranties Concerning
                       the Company

                           STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT ("Agreement") is made as of April 3, 2000, by
                                     ---------
and among SOUTHWEST WATER COMPANY, a Delaware corporation ("Buyer"), and MILTON
                                                            -----
R. DIGREGORIO, BEVERLY A. DIGREGORIO and the MILTON R. DIGREGORIO AND BEVERLY A. DIGREGORIO 2000 IRREVOCABLE FAMILY TRUST (the "2000 Trust" and collectively the
                                               ----------
"Sellers"). Milton R. DiGregorio and Beverly A. DiGregorio are referred to
 -------
collectively herein as the "DiGregorios"), and the Buyer and the Sellers are
                            -----------
referred to collectively herein as the "Parties."
                                        -------

     The Sellers in the aggregate own all of the outstanding capital stock of Master Tek International, Inc., a Colorado corporation ("Company").
                                                         -------

     This Agreement contemplates a transaction in which the Buyer will purchase from the Sellers, and the Sellers will sell to the Buyer, eighty percent (80%) of the outstanding capital stock of the Company in return for Two Million Dollars ($2,000,000) cash and Two Million Dollars ($2,000,000) in the form of a promissory note.

          Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

     1. Definitions.
        -----------

          "Adverse Consequences" means all actions, suits, proceedings,
           --------------------
hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

          "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations
           ---------
promulgated under the Securities Exchange Act.

          "Affiliated Group" means any affiliated group within the meaning of
           ----------------
Code Section 1504(a).

          "Basis" means any past or present fact, situation, circumstance,
           -----
status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

          "Buyer" has the meaning set forth in the preface above.
           -----

          "Closing" has the meaning set forth in Section 2(c) below.
           -------

          "Closing Date" has the meaning set forth in Section 2(c) below.
           ------------

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Company" has the meaning set forth in the preface above.
           -------

          "Company Share" means any share of the Common Stock, no par value, of
           -------------

the Company.

          "Confidential Information" means any information concerning the
           ------------------------
businesses and affairs of the Company that is not already generally available to the public.

          "Controlled Group of Corporations" has the meaning set forth in Code
           --------------------------------
Section 1563.

          "Disclosure Schedule" has the meaning set forth in Section 4 below.
           -------------------

          "Fiduciary" has the meaning set forth in ERISA ss.3(21).
           ---------
          "Financial Statement" has the meaning set forth in Section 4(f)
           -------------------
below.

          "GAAP" means United States generally accepted accounting principles
           ----
as in effect from time to time.

          "Indemnified Party" has the meaning set forth in Section 8(d) below.
           -----------------

          "Indemnifying Party" has the meaning set forth in Section 8(d) below.
           ------------------

          "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith,
(e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

          "Knowledge" or "know" means actual knowledge or where facts
           ---------      ----
are present that a person of reasonable prudence should know about the matter in question.

          "Liability" means any liability (whether known or unknown,
           ---------
whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

          "Most Recent Balance Sheet" means the balance sheet contained within
           -------------------------
the Most Recent Financial Statements.

          "Most Recent Financial Statements" has the meaning set forth in
           --------------------------------
Section 4(f) below.

          "Most Recent Fiscal Month End" has the meaning set forth in Section 4(f) below.

          "Most Recent Fiscal Year End" has the meaning set forth in Section 4(f) below.

          "Multiemployer Plan" has the meaning set forth in ERISA ss.3(37).
           ------------------

          "Ordinary Course of Business" means the ordinary course of business
           ---------------------------
consistent with past custom and practice (including with respect to quantity and frequency).

          "Party" has the meaning set forth in the preface above.
           -----

          "PBGC" means the Pension Benefit Guaranty Corporation.
           ----

          "Person" means an individual, a partnership, a corporation, an
           ------
association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

          "Prohibited Transaction" has the meaning set forth in ERISA ss.406
           ----------------------
and Code ss.4975.

          "Promissory Note" has the meaning set forth in Section 2(b) below.
           ---------------

          "Purchase Price" has the meaning set forth in Section 2(b) below.
           --------------

          "Reportable Event" has the meaning set forth in ERISA ss.4043.
           ----------------

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          "Securities Exchange Act" means the Securities Exchange Act of 1934,
           -----------------------
as amended.

          "Security Interest" means any mortgage, pledge, lien, encumbrance,
           -----------------
charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

          "Seller" has the meaning set forth in the preface above.
           ------

          "Sellers' Vehicles" has the meaning set forth in Section 2(e) below.
           -----------------

          "Subsidiary" means any corporation with respect to which a specified
           ----------
Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

          "Tax" means any federal, state, local, or foreign income, gross
           ---
receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

          "Tax Return" means any return, declaration, report, claim for refund,
           ----------
or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          "Third Party Claim" has the meaning set forth in Section 8(d) below.
           -----------------

     2. Purchase and Sale of Company Shares.
        -----------------------------------

          (a) Basic Transaction. On and subject to the terms and conditions of
              -----------------
this Agreement, the Buyer agrees to purchase from each of the Sellers, and each of the Sellers agrees to sell to the Buyer, an aggregate of twenty thousand (20,000) Company Shares, which constitutes eighty percent (80%) of all of the issued and outstanding Company Shares, and certain "Call Rights" as set forth in that certain Master Tek Shareholder Agreement among the Company, SWC, the DiGregorios and the 2000 Trust of even date herewith (the "Shareholders
                                                           ------------
Agreement"), for the Purchase Price specified in Section 2(b) and in accordance
---------
with Schedule 1 attached hereto.

          (b) Purchase Price. The Buyer agrees to pay to the Sellers at the
              --------------
Closing Four Million Dollars ($4,000,000) (the "Purchase Price") by delivery of
                                                --------------
(i)  a promissory note (the "Promissory Note") in the form of Exhibit A
                           ---------------                  ---------
attached hereto in the principal amount of Two Million Dollars ($2,000,000) and
(ii) cash for the balance of the Purchase Price payable by wire transfer or delivery of other immediately available funds.

          (c) The Closing.  The closing of the transactions contemplated by this
              -----------
Agreement (the "Closing") shall take place at the offices of Buyer in West Covina, California, on April 17, 2000 or such other date as the Buyer and the Sellers may mutually determine (the "Closing Date"). At the Closing:
                                     ------------

                (i) the Sellers will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 7(a) below ;

               (ii) the Buyer will deliver to the Sellers the various certificates, instruments, and documents referred to in Section 7(b) below;

               (iii) each of the Sellers will deliver to the Buyer stock certificates representing all of his or her Company Shares, endorsed in blank or accompanied by duly executed assignment documents;

               (iv) the Buyer will deliver to the Sellers the consideration specified in Section 2(b) above;

               (v)     title to the following vehicles (collectively, "Sellers'
                                                                       -------
          Vehicles") shall be transferred to the DiGregorios "as is, where is:"
          --------
          (1) a 1997 Mercedes Benz S500, (2) a 1999 Volvo S80; (3) a 2000 Toyota Tundra; and (4) a 1998 Toyota 4 Runner;

               (vi) The entire amount has been paid to the DiGregorios to repay in full their loan to the Company (recorded as a note payable) within the seven (7) days prior to the Closing Date;

               (vii) Sellers will ensure there is an amount of cash on the Closing Date equal to all of the outstanding checks written on all of the Company's bank accounts as of the Closing Date;

               (viii) Sellers shall have funded all payroll and payroll-related costs and expenses, and all benefit costs and expenses for the middle of the month of April payroll cycle; and

               (ix) Any cash remaining in the Company on the Closing Date that is not needed to repay the loan referred to in Section 2(c)(vi), to cover the outstanding checks under Section 2(c)(vii), and to fund the payroll and related costs under Section 2(c)(viii), less any required withholdings, shall be paid out to the DiGregorios as compensation.

     3. Representations and Warranties Concerning the Transaction.
        ---------------------------------------------------------

          (a) Representations and Warranties of the Sellers. The Sellers jointly
              ---------------------------------------------
and severally represent and warrant to the Buyer that the statements contained in this Section 3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(a)) with respect to each of the Sellers.

               (i)     Authorization of Transaction. The Seller has full power
                       ----------------------------
          and authority to execute and deliver this Agreement and to perform their obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any person, entity, government or governmental agency in order to consummate the transactions contemplated by this Agreement.

               (ii)    Noncontravention. Neither the execution and the delivery
                       ----------------
          of this Agreement, nor the consummation of the transactions contemplated hereby, will

          (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which he is bound or to which any of his assets is subject.

               (iii)   Brokers' Fees. The Seller has no Liability or obligation
                       -------------
          to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

               (iv)    Company Shares.  The Seller holds of record and owns
                       --------------
          beneficially only the number of Company Shares set forth next to his name in Section 4(b) of the Disclosure Schedule. These Company Shares are owned free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Seller is not a party to any option, warrant, purchase right, shareholder agreement or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement and the Master Tek Shareholder Agreement). The Seller is not a party to any voting trust, proxy, shareholder agreement or other agreement or understanding with respect to the voting of any capital stock of the Company.

               (v)     No Claims Against the Company. The Seller has no claims
                       -----------------------------
          or rights against the Company, and the Company is not obligated in any way to the Seller, except as are created through this Agreement or through one of the Agreements executed on even date herewith in conjunction with the transactions contemplated by this Agreement.

          (b) Representations and Warranties of the Buyer. The Buyer represents
              -------------------------------------------
and warrants to the Sellers that the statements contained in this Section 3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 3(b)).

               (i)     Organization of the Buyer.  The Buyer is a corporation
                       -------------------------
          duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

               (ii)    Authorization of Transaction. The Buyer has full power
                       ----------------------------
          and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any person, entity, government or governmental agency in order to consummate the transactions contemplated by this Agreement.

               (iii)   Noncontravention. Neither the execution and the delivery
                       ----------------
          of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (B) conflict with or result in a breach of Buyer's Articles or Bylaws.

               (iv)    Brokers' Fees. The Buyer has no Liability or obligation
                       -------------
          to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement, except for a payment to be made to Dale Shaffer which shall be Buyer's sole obligation and responsibility to pay.

               (v)     Investment. The Buyer is not acquiring the Company Shares
                       ----------
          with a view to or for sale, resale, distribution or division in connection with any distribution thereof within the meaning of the Securities Act.

     4. Representations and Warranties Concerning the Company. The DiGregorios jointly and severally represent and warrant to the Buyer that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the disclosure schedule delivered by the Sellers to the Buyer on the date hereof and attached hereto (the "Disclosure Schedule"). Nothing in the Disclosure Schedule shall be
             -------------------
deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with particularity and describes the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

               (a)     Organization, Qualification, and Corporate Power. Section
                       ------------------------------------------------
4(a) of the Disclosure Schedule lists the state of incorporation for the Company. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the Colorado. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. The Company has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. Section 4(a) of the Disclosure Schedule lists the directors and officers of the Company. Complete copies of the charter and bylaws of the Company (as amended to date) are attached to the Disclosure Schedule. The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of the Company, in the forms made available to the Buyer for review, are correct and complete. The Company is not in default under or in violation of any provision of its charter or bylaws.

          (b) Capitalization. The entire authorized capital stock of the Company
              --------------
consists of 50,000 Company Shares, of which 25,000 Company Shares are issued and outstanding and no Company Shares are held in treasury. All of the issued and outstanding Company Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective Sellers as set forth in Section 4(b) of the Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, shareholder agreement or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company.

          (c) Noncontravention. Neither the execution and the delivery of this
              ----------------
Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of the charter or bylaws of the Company or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). The Company does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any person, entity, government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

          (d) Brokers' Fees.  The Company does not have any Liability or
              -------------
obligation to pay any fees or commissions to any broker,finder, or agent with respect to the transactions contemplated by this Agreement.

          (e) Title to Assets. The Company has good and marketable title to, or
              ---------------
a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

          (f) Financial Statements. Attached to the Disclosure Schedule are the
              ---------------------
following financial statements (collectively the "Financial Statements"): (i)
                                                  --------------------
unaudited balance sheets and statements of income as of and for the fiscal years ended September 30, 1998 and September 30, 1999 (the "Most Recent Fiscal Year End") for the Company; and (ii) unaudited balance sheets and statements of income (the "Most Recent Financial Statements") as of and for the four months
             --------------------------------
ended January 31, 2000 (the "Most Recent Fiscal Month End") for the Company. The
                             ----------------------------
Financial Statements have been prepared on a consistent basis throughout the periods covered thereby, are correct and complete, and are consistent with the books and records of the Company (which books and records are correct and complete); provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate under the method of accounting that has been consistently applied by the Company). The Financial Statements have not been prepared in accordance with GAAP and do not contain footnotes.

               (g) Events Subsequent to Most Recent Fiscal Year End. Since the
                   ------------------------------------------------
Most Recent Fiscal Year End, and except as shown in the Most Recent Financial Statements and Disclosure Schedule there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company. Without limiting the generality of the foregoing, since that date:

                    (i) the Company has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business except pursuant to this Agreement;

                    (ii) the Company has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than One Hundred Thousand Dollars ($100,000) or outside the Ordinary Course of Business;

                    (iii) no party (including the Company) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than Twenty Five Thousand Dollars ($25,000) to which the Company is a party or by which it is bound;

                    (iv) the Company has not imposed any Security Interest upon any of its assets, tangible or intangible;

                    (v) the Company has not made any capital expenditure (or series of related capital expenditures) either involving more than One Hundred Thousand Dollars ($100,000) or outside the Ordinary Course of Business;

                    (vi) the Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions);

                    (vii) the Company has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation;

                    (viii) the Company has not delayed or postponed the payment of accounts payable and other Liabilities;

                    (ix) the Company has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than Twenty Five Thousand Dollars ($25,000) or outside the Ordinary Course of Business;

               (x) the Company has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

               (xi) there has been no change made or authorized in the charter or bylaws of the Company;

               (xii) the Company has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

               (xiii) the Company has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

               (xiv) the Company has not experienced any damage, destruction, or loss in excess of $10,000 (whether or not covered by insurance) to its property;

               (xv) the Company has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees;

               (xvi) the Company has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

               (xvii) the Company has not granted any increase in the base compensation of any of its directors, officers, and employees;

               (xviii) the Company has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan as defined in Section 4(v));

               (xix) the Company has not made any other change in employment terms for any of its directors, officers, and employees;

               (xx) the Company has not made or pledged to make any charitable or other capital contribution which individually or in the aggregate exceeds $5,000;

               (xxi) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Company, with the exception of the Company's distribution of the Sellers' Vehicles to the Sellers at or immediately prior to the Closing; and

               (xxii)  the Company has not committed to any of the foregoing.

          (h) Undisclosed Liabilities. The Company does not have any Liability
              -----------------------
(and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet and (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

          (i) Legal Compliance. Each of the Company and its respective
              ----------------
predecessors and Affiliates has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

          (j) Tax Matters.
              -----------

                 (i) The Company has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid. The Company currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

                 (ii) The Company has not failed to withhold, or withheld but failed to pay, any Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                 (iii) No Seller or director or officer (or employee responsible for Tax matters) of the Company expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Company either (A) claimed or raised by any authority in writing or
          (B) as to which any of the Sellers and the directors and officers (and employees responsible for Tax matters) of the Company have Knowledge based upon personal contact with any agent of such authority. Section 4(j) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 1998, indicates whether to the Seller's Knowledge those Tax Returns have been audited by a taxing authority, and indicates whether those Tax Returns are the subject of audit by a taxing authority. The Sellers have delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company since December 31, 1998.

          (iv) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (v) The Company has not filed a consent under Codess.341(f) concerning collapsible corporations. The Company has not made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Codess.280G. The Company has not been a United States real property holding corporation within the meaning of Codess.897(c)(2) during the applicable period specified in Codess.897(c)(1)(A)(ii). The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Codess.6662. The Company is not a party to any Tax allocation or sharing agreement. The Company (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) does not have any Liability for the Taxes of any Person (other than the Company) under Reg.ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (vi) Section 4(j) of the Disclosure Schedule sets forth the following information with respect to the Company as of the most recent practicable date the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company.

          (vii) Other than the accounts receivable which are recorded on the books of the Company under the accrual method, there is no material difference between the book basis and the tax basis of the Company in its assets.

     (k) Intellectual Property.
         ---------------------

          (i) The Company owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the businesses of the Company as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by the Company immediately prior to the Closing hereunder will be owned or available for use by the Company on identical terms and conditions immediately subsequent to the Closing hereunder. The Company has taken all necessary actions to maintain and protect each item of Intellectual Property that they own or use.

          (ii) The Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any of the Company.

          (iii) Section 4(k)(iii) of the Disclosure Schedule identifies each patent or registration which has been issued to the Company with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which the Company has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which the Company has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Sellers have delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date). Section 4(k)(iii) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by the Company in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Section 4(k)(iii) of the Disclosure Schedule:

                 (A) the Company possesses all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                 (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                 (C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                 (D) the Company has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

          (iv) Section 4(k)(iv) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that the Company uses pursuant to license, sublicense, agreement, or permission. The Sellers have delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 4(k)(iv) of the Disclosure Schedule:

                 (A) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

                 (B) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                 (C) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                 (D) no party to the license, sublicense, agreement, or permission has given notice of repudiation of any provision thereof;

                 (E) with respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

                 (F) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                 (G) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                 (H) the Company has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

          (v) To the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company, the Company will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted and as presently proposed to be conducted.

     (l) Tangible Assets. The Company owns or leases all buildings, machinery,
         ---------------
equipment, vehicles and other tangible assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

     (m) Inventory. The inventory of the Company consists of raw materials and
         ---------
supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company.

     (n) Contracts.  Section 4(n) of the Disclosure Schedule lists the following
         ---------
contracts and other agreements to which the Company is a party:

            (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of Twenty Five Thousand Dollars ($25,000) per annum;

            (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, which is not in the ordinary course of business;

            (iii)   any agreement concerning a partnership or joint venture;

            (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of Twenty Five Thousand Dollars ($25,000) or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

            (v)     any agreement concerning confidentiality or noncompetition;

            (vi) any agreement with any of the Sellers and their Affiliates (other than the Company);

            (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

            (viii)  any collective bargaining agreement;

            (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis or providing severance benefits;

            (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees;

            (xi) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Company; or

            (xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of One Hundred Thousand Dollars ($100,000).

          The Sellers have delivered to the Buyer a correct and complete copy of each written agreement listed in Section 4(n) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 4(n) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

          (o) Notes and Accounts Receivable. All notes receivable and accounts
              -----------------------------
receivable of the Company are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the historical rate for bad debts, which is three percent (3%). The Company's accounts receivable register dated as of April 7, 2000, is attached to the Disclosure Schedule.

          (p) Powers of Attorney.  There are no outstanding powers of attorney
              ------------------
executed on behalf of the Company.

          (q) Insurance. Section 4(q) of the Disclosure Schedule sets forth the
              ---------
following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Company has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past four (4) years:

                 (i)   the name, address, and telephone number of the agent;

                 (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured; and

                 (iii) the policy number and the period of coverage.

          With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither the Company nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. The Company has been covered during the past four (4) years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Section 4(q) of the Disclosure Schedule describes any self-insurance arrangements affecting the Company.

          (r)  Litigation. Section 4(r) of the Disclosure Schedule sets forth
               ----------
each instance in which the Company (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for litigation matters) of the Company, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 4(r) of the Disclosure Schedule could result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company. None of the Sellers and the directors and officers (and employees with responsibility for litigation matters) of the Company has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Company.

          (s)  Product Warranty. Each product manufactured, sold, leased, or
               ----------------
delivered by the Company has been in conformity with all applicable contractual commitments and all express and implied warranties, and the Company does not have any Liability (and, to Sellers' Knowledge, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company. No product manufactured, sold, leased, or delivered by the Company is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Section 4(s) of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for the Company (containing applicable guaranty, warranty, and indemnity provisions).

          (t)  Product Liability. The Company does not have any Liability (and
               -----------------
there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Company.

          (u)  Employees. To the Knowledge of any of the Sellers and the
               ---------
directors and officers (and employees with responsibility for employment matters) of the Company, no executive, key employee, or group of employees (with the exception of Beverly DiGregorio) has any plans to terminate employment with the Company. The Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. The Company has not committed any unfair labor practice. None of the Sellers and the directors and officers (and employees with responsibility for employment matters) of the Company has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company.

          (v)  Employee Benefits.
               -----------------

                    (i) Section 4(v) of the Disclosure Schedule lists each employee benefit plan ("Employee Benefit Plan") that the Company maintains or to which the Company contributes.

                         (A) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                         (B) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code ss.4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                         (C) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                         (D) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code ss.401(a) and has received, within the last two years, a favorable determination letter from the Internal Revenue Service.

                         (E) The Sellers have delivered to the Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

                    (ii) With respect to each Employee Benefit Plan that the Company and the Controlled Group of Corporations which includes the Company maintains or ever has maintained or to which it contributes, ever has contributed, or ever has been required to contribute:

                         (A) No such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or threatened.

                         (B) There have been no Prohibited Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or threatened. None of the Sellers and the directors and officers (and employees with responsibility for employee benefits matters) of the Company has any Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

                         (C) The Company has not incurred, and none of the Sellers and the directors and officers (and employees with responsibility for employee benefits matters) of the Company has any reason to expect that the Company will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

                    (iii) None of the Company and the other members of the Controlled Group of Corporations that includes the Company contribute to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

                    (iv) The Company does not maintain nor has it ever maintained or contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code ss.4980B).

          (w)  Guaranties. The Company is not a guarantor nor is it otherwise
               ----------
liable for any Liability or obligation (including indebtedness) of any other Person.

          (x)  Certain Transactions. Except as set forth in Section 4(x) of the
               --------------------
Disclosure Schedule, there is no agreement or transaction, and no agreement or transaction has been proposed, to which the Company was or is to be a party and in which any director or officer of the Company or any person owning of record or beneficially more than 10% of the outstanding capital stock of the Company or any Affiliate of any such Person had or has a direct or indirect material interest.

          (y)  Disclosure. The representations and warranties contained in
               ----------
this Section 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading.

     5.   Pre-Closing Covenants.  The Parties agree as follows with respect to
          ---------------------
the period between the execution of this Agreement and the Closing.

          (a)  General. Each of the Parties will use his or its reasonable
               -------
efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 7 below).

          (b)  Notices and Consents. The Sellers will cause the Company to
               --------------------
give any notices to third parties, and will cause the Company to use its reasonable efforts to obtain any third party consents, that the Buyer may reasonably request in connection with the matters referred to in Section 4(c) above. Each of the Parties will (and the Sellers will cause the Company to) give any notices to, make any filings with, and use its reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(a)(i), Section 3(b)(ii), and Section 4(c) above.

          (c)  Operation of Business. The Sellers will not cause or permit the
               ---------------------
Company to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business, with the exception of causing the Company to distribute Sellers' Vehicles to the shareholders. Without limiting the generality of the foregoing, the Sellers will not cause or permit the Company to (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, or (ii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 4(g) above.

         (d)   Preservation of Business. The Sellers will cause the Company to
               ------------------------
keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

          (e)  Full Access. Each of the Sellers will permit, and the Sellers
               -----------
will cause the Company to permit, representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Company.

          (f)  Notice of Developments. The Sellers will give prompt written
               ----------------------
notice to the Buyer of any material adverse development causing a breach of any of the representations and warranties in Section 4 above. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of his or its own representations and warranties in Section 3 above.

          (g)  Exclusivity. None of the Sellers will (and the Sellers will not
               -----------
cause or permit the Company to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets of, the Company (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. None of the Sellers will vote their Company Shares in favor of any such acquisition structured as a merger, consolidation, or share exchange. The Sellers will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

     6.   Post-Closing Covenants.  The Parties agree as follows with respect to
          ----------------------
the period following the Closing.

          (a)  General. In case at any time after the Closing any further action
               -------
is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 below). The Sellers acknowledge and agree that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Company.

          (b)  Transition. None of the Sellers will take any action that is
               ----------
designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing. Each of the Sellers will refer all customer inquiries relating to the businesses of the Company to the Buyer from and after the Closing. Should Milton DiGregorio voluntarily terminate his employment with the Company, the event of his termination shall not by itself be deemed to be a breach of this Section 6(b).

          (c)  Confidentiality. Each of the Sellers will treat and hold as such
               ---------------
all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession. In the event that any of the Sellers is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this
Section 6(c). If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Sellers is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Seller may disclose the Confidential

Information to the tribunal; provided, however, that the disclosing Seller shall use his or its reasonable efforts to obtain, at the request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

          (d)  Covenant Not to Compete. As set forth in and subject to the
               -----------------------
provisions of that certain Non-Competition Agreement, the DiGregorios shall not, for a period of ten (10) years from and after the Closing Date, engage directly or indirectly in any business that the Company conducts as of the termination of Employee's employment pursuant to the Employment Agreement. The Parties acknowledge that the Non-Competition Agreement is a material inducement to the purchase and sale of the Company Shares pursuant to this Agreement.

          (e)  Continued Employment. Buyer shall not, for a period of up to six
               --------------------
(6) months following the Closing Date, terminate any employee of the Company without cause (other than Milton DiGregorio under the terms of his Employment Agreement executed in conjunction herewith) without the approval of Milton DiGregorio, which approval shall not be unreasonably withheld. (f) Sellers' Vehicles. The DiGregorios accept the Sellers' Vehicles "as is, where is." The DiGregorios shall pay all taxes, transfer fees, title fees, license fees and the like with respect to the transfer of title to and ownership of the Sellers' Vehicles.

     7.   Conditions to Obligation to Close.
          ---------------------------------

          (a)  Conditions to Obligation of the Buyer.  The obligation of the
               -------------------------------------
Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                    (i) the representations and warranties set forth in Section 3(a) and Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

                    (ii) the Sellers shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

                    (iii) the Company shall have procured all of the third party consents specified in Section 5(b) above;

                    (iv) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Buyer to own the Company Shares and to control the Company, or (D) affect adversely the right of the Company to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                    (v) the Sellers shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Section 7(a)(i)-(iv) is satisfied in all respects;

                    (vi) the Buyer and the Sellers shall have entered into that certain Continuing Guaranty;

                    (vii) the Buyer and the Sellers shall have entered into that certain Collateral Agreement;

                    (viii) the Buyer, the Sellers and Norwest Bank Colorado, N.A. shall have entered into that certain Stock Escrow Agreement;

                    (ix) the Buyer, the Company and the Sellers shall have entered into that certain Master Tek Shareholder Agreement;

                    (x) the Buyer, the Company and Milton DiGregorio shall have entered into that certain Employment Agreement;

                    (xi) the Buyer, the Company and the DiGregorios shall have entered into that certain Noncompetition Agreement

                    (xii) the Sellers shall have executed releases of all claims, rights and obligations with respect to the Company, other than claims, rights and obligations arising under documents executed as of the Closing Date;

                    (xiii) the Buyer shall have received the resignations, effective as of the Closing, of each director and officer of the Company;

                    (xiv) the Board of Directors of the Buyer shall have approved this Agreement and the other documents referred to herein;

                    (xv) the Buyer shall have obtained on terms and conditions reasonably satisfactory to it all of the financing it needs in order to consummate the transactions contemplated hereby;

                    (xvi) the Buyer and the Sellers shall have executed cross-receipts for the number of Company Shares sold by, and the amount of Purchase Price paid to, each Seller; and

                    (xvii) all actions to be taken by the Sellers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

The Buyer may waive any condition specified in this Section 7(a) if it executes a writing so stating at or prior to the Closing.

          (b)  Conditions to Obligation of the Sellers. The obligation of the
               ---------------------------------------
Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                    (i)    the representations and warranties set forth in
          Section 3(b) above shall be true and correct in all material respects at and as of the Closing Date;

                    (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                    (iii) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                    (iv) the Buyer shall have delivered to the Sellers a certificate to the effect that each of the conditions specified above in Section 7(b)(i)-(iii) is satisfied in all respects;

                    (v) the relevant parties shall have entered into the agreements referred to in 7(a)(vi)-(xi);

                    (vi) the Buyer shall have executed the Promissory Note and delivered the Purchase Price to the Sellers;

                    (vii) the Buyer and the Sellers shall have executed cross-receipts for the number of Company Shares sold by, and the amount of Purchase Price paid to, each Seller; and

                    (viii) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Sellers.

The Sellers may waive any condition specified in this Section 7(b) if they execute a writing so stating at or prior to the Closing.

     8.   Remedies for Breaches of This Agreement.
          ---------------------------------------

          (a)  Survival of Representations, Warranties and Covenants. All of
               -----------------------------------------------------
the representations and warranties of the Parties shall survive the Closing hereunder and continue in full force and effect for a period equal to the applicable statute of limitations on any actions with respect to such matters.

          (b)  Indemnification Provisions for Benefit of the Buyer. In the event
               ---------------------------------------------------
any of the Sellers breaches (or in the event any third party alleges facts that, if true, would mean any of the Sellers has breached) any of their representations, warranties or covenants contained herein, provided that the Buyer makes a written claim for indemnification against any of the Sellers pursuant to Section 8(d) below within the applicable survival period set forth in Section 8(a), then each of the Sellers agrees jointly and severally to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

          (c)  Indemnification Provisions for Benefit of the Sellers. In the
               -----------------------------------------------------
event the Buyer breaches (or in the event any third party alleges facts that, if true, would mean the Buyer has breached) any of its representations, warranties, and covenants contained herein, provided that any of the Sellers makes a written claim for indemnification against the Buyer pursuant to Section 8(d) below within the applicable survival period set forth in Section 8(a), then the Buyer agrees to indemnify each of the Sellers from and against the entirety of any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Seller may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

          (d)  Indemnification Procedures.
               --------------------------

               (i)  If any third party shall notify any Party (the "Indemnified
                                                                    -----------
          Party") with respect to any matter (a "Third Party Claim") which may
          -----                                  -----------------
          give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 8, then the Indemnified Party
           ------------------
          shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party
          --------  -------
          in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

               (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within fourteen (14) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

               (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

               (iv) In the event any of the conditions in Section 8(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8.

               (v) In the event that the claim for indemnification does not involve a claim by a third party, but instead is a claim by Buyer against Seller or Seller against Buyer, the Indemnified Party shall give the Indemnifying Parties notice of the alleged breach. The Indemnifying Parties shall have thirty (30) days to cure such breach, if the breach is of the type that can be cured. If the breach cannot be cured, or has not been cured after the expiration of the cure period, then the Indemnifying Parties shall promptly pay the Indemnified Party the amount of the claim to the fullest extent provided in this Section 8.

               (vi) Notwithstanding anything to the contrary in this Agreement, the Buyer shall not have any right to receive any indemnification payment from the Sellers for any claims until:

                     (A) The Sellers have exhausted all coverage available from insurance carried by Buyer or the Company with respect to such claims; and

                     (B) The Buyer has accrued an aggregate of $25,000 of claims in excess of the claims covered by insurance.

               (vii) Notwithstanding anything to the contrary in this Agreement:

                     (A) The Buyer shall not have any right to receive any indemnification payment from the Sellers in an amount in excess of the aggregate of the (x) principal amount then outstanding under the Promissory Note, (y) the then remaining payments under the Noncompetition Agreement and (z) the maximum amount then payable to Sellers in the event of a full exercise of Sellers' remaining Put Rights under the Master Tek Shareholders Agreement; such maximum amount shall be determined as of the date of the notice to Sellers that Buyer is seeking indemnification; and

                     (B) The Buyer shall have no right to proceed against any assets of the Sellers other than their interest in the Promissory Note, Noncompetition Agreement and Master Tek Shareholder Agreement. This provision shall survive Closing and shall control in the event of a conflict with any provision of any document executed at Closing of the transactions contemplated by this Agreement.

          (e)  Rights of Offset. In the event the Sellers have denied the
               ----------------
Buyer's request for indemnification, in whole or in part, the Buyer shall have the option of recouping all or any part of any Adverse Consequences it may suffer by filing suit against the Sellers pursuant to Section 11(h) below and notifying the Sellers in writing that the Buyer is exercising its rights of offset under this Section 8(e).

               (i) While Buyer's action against the Sellers is pending, Buyer shall have the right to withhold or to direct the Company to withhold, as applicable, (1) the principal payments due under the Promissory Note (but must continue to pay the interest to Sellers), (2) the Noncompetition Payments (as defined in the Noncompetition Agreement) and (3) any amounts due under a "Put Right" as defined in the Master Tek Shareholder Agreement (collectively, the "Withholds").

               (ii) Buyer or the Company, as applicable, must pay the Withholds as they become due to a court registry or the escrow established pursuant to the Collateral Agreement, will be considered as payments made in a timely manner under each of the Promissory Note, Noncompetition Agreement and Master Tek

          Shareholder Agreement, and shall not constitute a default under any of such agreements.

               (iii) The Withholds shall not exceed (1) the amount Buyer reasonably believes the indemnification claim is worth, net of the amounts set forth in Section 8(d)(vi), or (2) the maximum limit on indemnification established by Section 8(d)(vii).

               (iv) In the event that Buyer prevails on its claim for indemnification against Sellers, Buyer and Sellers shall direct the registry or escrow agent to release the Withholds deposited therein in accordance with this Section to Buyer. The recoupment by Buyer of any principal amounts under the Promissory Note shall affect the timing and amount of payments required under the Promissory Note in the same manner as if the Maker (as defined in the Promissory Note) had made a permitted prepayment (without premium or penalty) thereunder and recoupment of payments under the Noncompetition Agreement and Master Tek Shareholder Agreement shall constitute regular payments under each of those Agreements.

               (v) In the event that Buyer does not prevail on its claim for indemnification against Sellers, (1) Buyer and Seller shall direct the registry or escrow agent to release the Withholds deposited therein in accordance with this Section to the Sellers, and (2) Buyer shall make to the Sellers an accelerated payment of principal under the Promissory Note in an amount equal to twice the principal amount of the Promissory Note actually withheld as part of the Withholds (the aggregate payment not to exceed the maximum amount of principal then remaining under the Promissory Note). The accelerated payment of principal under the Promissory Note to Sellers shall affect the timing and amount of payments required under the Promissory Note in the same manner as if the Maker had made a permitted prepayment (without premium or penalty) thereunder.

          (f)  Other Indemnification Provisions. Subject to the provisions of
               --------------------------------
Section 8(d)(vii), the foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of representation, warranty, or covenant. Each of the Sellers hereby agrees that he, she or it will not make any claim for indemnification against the Company by reason of the fact that he, she or it was a director, officer, employee, or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Buyer against such Seller (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

          (g)  Limitation of Seller's Liability to the Company. The Parties
               -----------------------------------------------
hereby agree that any and all claims, counterclaims, demands, actions and causes of action, suits, rights, liabilities, debts, contracts, duties and obligations, of any kind and nature whatsoever, whether known or unknown, whether arising under common law, in equity or any statute, which the Company ever had, now has, or in the future may claim to have against Sellers and which have arisen at any time on or prior to the date of that certain Release and Limitation of Liability between Sellers and the Company ("Company Claims"), shall be included within the limitations and requirements established by Section 8(d)(vi) and (vii) and Section 8(e) as though they were claims for indemnification under this Agreement. In no event shall the total of Buyer's claims for indemnification and the Company Claims ever exceed the limitations established by Section 8(d)(vi) and (vii) and Section 8(e).

     9.   Tax Matters. The following provisions shall govern the allocation of
          -----------
responsibility as between Buyer and Sellers for certain tax matters following the Closing Date:

          (a)  Section 338(h)(10) Election. The Sellers and Buyer agree that no
               ---------------------------
Party shall make an election under Section 338(h)(10) of the Code with respect to the purchase and sale of the stock of the Company hereunder.

          (b)  Tax Periods Ending on or Before the Closing Date. Buyer shall
               ------------------------------------------------
prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company for all periods ending on or prior to the Closing Date which are filed after the Closing Date. Buyer shall permit Sellers to review and comment on each such Tax Return described in the preceding sentence prior to filing and shall permit Sellers to contest on reasonable grounds any taxes, penalties or interest imposed by the taxing authorities. Sellers shall reimburse Buyer for Taxes of the Company with respect to such periods within fifteen (15) days after payment by Buyer or the Company of such Taxes.

          (c)  Tax Periods Beginning Before and Ending After the Closing Date.
               --------------------------------------------------------------
Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company for Tax periods which begin before the Closing Date and end after the Closing Date. Sellers shall pay to Buyer within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such Taxable period ending on the Closing Date. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. Any credits relating to a Taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company.

          (d)  Cooperation on Tax Matters.
               --------------------------

               (i) Buyer, the Company and Sellers shall cooperate fully, as and to the extent reasonably requested by another Party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company agrees (A) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other Parties reasonable written notice prior to transferring, destroying or discarding any such books and records and, if another Party so requests, the Company shall allow such Party to take possession of such books and records.

               (ii) Buyer and Sellers further agree, upon request, to use their commercially reasonable efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

               (iii) Buyer and Sellers further agree, upon request, to provide the other Parties with all information that any Party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

          (e)  Certain Taxes. All transfer, documentary, sales, use, stamp,
               -------------
registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement, shall be paid by Sellers when due, and Sellers will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Buyer will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

          (f)  Changes in Accounting Methods. Notwithstanding any other
               -----------------------------
provision of this Agreement, Sellers shall not be liable for any taxes, or any interest and penalties on taxes, that arise solely as a result of a change in accounting methods of the Company after the Closing.

     10.  Termination.
          -----------

          (a)  Termination of Agreement. The Parties may terminate this
               ------------------------
Agreement as provided below:

               (i) The Buyer and the Sellers may terminate this Agreement by mutual written consent at any time prior to the Closing.

               (ii) the Buyer may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing (A) in the event any of the Sellers has breached any material representation, warranty, or covenant contained in this Agreement in any material respect and the breach has continued without cure for a period of five
          (5) days after the notice of breach or (B) if the Closing shall not have occurred on or before April 30, 2000, by reason of the failure of any condition precedent under Section 7(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

               (iii) the Sellers may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Sellers have notified the Buyer of the breach, and the breach has continued without cure for a period of five (5) days after the notice of breach or (B) if the Closing shall not have occurred on or before April 30, 2000, by reason of the failure of any condition precedent under Section 7(b) hereof (unless the failure results primarily from any of the Sellers themselves breaching any representation, warranty, or covenant contained in this Agreement).

          (b)  Effect of Termination. If any Party terminates this Agreement
               ---------------------
pursuant to Section 10(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

     11.  Miscellaneous.
          -------------

          (a)  Press Releases and Public Announcements. No Party shall issue any
               ---------------------------------------
press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the Buyer and the Sellers; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

          (b)  No Third-Party Beneficiaries. This Agreement shall not confer any
               ----------------------------
rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

          (c)  Entire Agreement. This Agreement, together with the Promissory
               ----------------
Note and the Agreements referred to in 7(a)(vi)-(xi), inclusive, constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

          (d)  Succession and Assignment. This Agreement shall be binding upon
               -------------------------
and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Sellers; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to pay and perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain jointly and severally liable for the payment and performance of all of the obligations of Buyer hereunder).

          (e)  Counterparts. This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          (f)  Headings.  The section headings contained in this Agreement are
               --------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (g)  Notices. All notices, requests, demands, claims, and other
               -------
communications hereunder will only be in writing. Any notice, request, demand, claim, or other communication hereunder shall only be deemed duly given on the second business day ("business day" means Mondays through Fridays other than days on which the United States Postal Service does not make regularly scheduled deliveries of first class mail) after it is deposited with the United States Postal Service for delivery by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

          If to Sellers:    Milton R. DiGregorio
                            Beverly A. DiGregorio
                            Milton R. DiGregorio and Beverly A. DiGregorio 2000
                            Irrevocable Family Trust
                            273 Vaquero Drive
                            Boulder, Colorado 80303
                            Telecopier: (303) 499-0125

          Copy to:          Douglas B. Koff
                            Waldbaum, Corn, Koff & Berger, P.C.
                            303 East 17/th/ Avenue, Suite 940
                            Denver, Colorado 80203
                            Telecopier: (303) 861-0601

          If to Southwest:  Southwest Water Company
                            225 North Barranca Avenue, Suite 200
                            West Covina, California  91791-1605
                            Attention: Vice President of Finance
                            Telecopier: (626) 915-1558

          If to the Company:  Master Tek International, Inc.
                              9168 Marshall Place
                              Westminster, Colorado  80031-2922
                              Telecopier: (303) 650-1094

          Copy to:            Southwest Water Company
                              225 North Barranca Avenue, Suite 200
                              West Covina, California  91791-1605
                              Attention: Vice President of Finance
                              Telecopier: (626) 915-1558

          Copy to:            Latham & Watkins
                              650 Town Center Drive, 20/th/ Floor
                              Costa Mesa, California  92626
                              Attention: James Daniels, Esq.
                              Telecopier: (714) 755-8290

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient as proven by the sender. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

          (h)  Governing Law; Jurisdiction; Venue. This Agreement shall be
               ----------------------------------
governed and construed in accordance with the laws of the State of Colorado excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Denver, Colorado, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may only be heard and determined in any such court. These courts shall be the exclusive forum for the determination of any claim or right arising out of or relating to this Agreement. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. No Party will request the court in any such action or proceeding to enter relief (whether for damages or injunctive relief) until the opposing Party has had not less than seven (7) days to respond to the request or motion for relief. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in
Section 11(g) of this Agreement. Each Party hereby waives any and all rights it may have to a trial by jury. The parties acknowledge that by executing THIS AGREEMENT, they are giving up all rights, if any, to a trial by jury.

          (i)  Attorneys Fees. The fees and costs, including reasonable
               --------------
attorneys' fees, incurred by any Party to this Agreement as a result of any dispute arising under or related to this

Agreement shall be awarded to the prevailing party. If there is no prevailing party, fees and costs may be awarded in the discretion of the court which, in making such award, shall assess the relative good or bad faith of the Parties throughout the dispute.

          (j)  Amendments and Waivers. No amendment of any provision of this
               ----------------------
Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          (l)  Expenses. Each of the Parties and the Company will bear his or
               --------
its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

          (m)  Construction. Any reference to any federal, state, local, or
               ------------
foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

          (n)  Incorporation of Exhibits and Schedules. The Exhibits and
               ---------------------------------------
Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                                     *****

          IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                                   SOUTHWEST WATER COMPANY,
                                   a Delaware corporation


                                   By: /s/ PETER J. MOERBEEK
                                       ---------------------
                                   Title: CFO
                                          ------------------

                                   MILTON R. DIGREGORIO, an individual


                                   By: /s/ MILTON R. DIGREGORIO
                                       ------------------------


                                   BEVERLY A. DIGREGORIO, an individual


                                   By: /s/ BEVERLY A. DIGREGORIO
                                       -------------------------


                                   MILTON R. DIGREGORIO AND BEVERLY A.
                                   DIGREGORIO 2000 IRREVOCABLE FAMILY TRUST


                                   By: /s/ BEVERLY A. DIGREGORIO
                                       -------------------------
                                   Title:  Trustee